Exhibit 23.3

July 31, 2014

Board of Directors

Melrose Cooperative Bank

638 Main Street

Melrose, Massachusetts 02176

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion, and any amendments thereto to be filed with the Massachusetts Commissioner of Banks, the Federal Deposit Insurance Corporation and the Federal Reserve Board, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates and in such filings including the prospectus of Melrose Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

RP FINANCIAL, LC.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
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www.rpfinancial.com	E-Mail: mail@rpfinancial.com